CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions
"Financial Highlights" in the Prospectus and "Independent
Registered Public Accounting Firm" in the Statement of Additional
Information in Post-Effective Amendment Number 65 to the
Registration Statement (Form N-1A, No. 2-62436) of Pioneer Bond
Fund, and to the incorporation by reference of our report, dated August 25, 2017, on Pioneer Bond Fund included in the
Annual Shareholder Report for the fiscal year ended June 30, 2017.


					/s/ Ernst & Young LLP



Boston, Massachusetts
October 27, 2017